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                                                                      EXHIBIT 21
                                                         (UPDATED AS OF 2/28/99)


               SUBSIDIARIES OF SANTA FE INTERNATIONAL CORPORATION

Arab Drilling & Workover Company
Caspian Drilling Company Limited
Desert Rig Operations, Inc.
Fortress Energy Services LLC
Key International Drilling Company Limited
Logistics Forwarding Company, Inc.
Merak Petroleum Base
Nigerian Santa Fe Joint Venture
Offshore Drilling Services Company AS
Oilfield Services, Inc.
P.T. Santa Fe-Pomeroy Indonesia
P.T. Santa Fe Supraco Indonesia
Platform Capital N.V.
Platform Financial N.V.
Qatar Drilling Company (W.L.L.)
SAFEMAL Drilling Sdn. Bhd.
Santa Fe AG
Santa Fe Communications, Inc.
Santa Fe Construction Co.
Santa Fe Drilling (N.A.) N.V.
Santa Fe Drilling (Nigeria) Limited
Santa Fe Drilling Company (Canada) Limited
Santa Fe Drilling Company (North Sea) Limited
Santa Fe Drilling Company (Overseas) Limited
Santa Fe Drilling Company (U.K.) Limited
Santa Fe Drilling Operations, Inc.
Santa Fe Drilling Venezuela, C.A.
Santa Fe Finance Ireland
Santa Fe Holding Company (North Sea) Limited
Santa Fe International Services, Inc.
Santa Fe Nederland B.V.
Santa Fe Operations (Nigeria) Limited
Santa Fe Services Netherlands B.V.
Santa Fe Techserv (North Sea) Limited
Saudi Drilling Company Limited
Sphere Supply, Inc.